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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2003

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199 (COMMISSION FILE NUMBER)	13-3956775 (IRS EMPLOYER ID. NUMBER)
420 Lexington Avenue New York, New York (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	10170 (ZIP CODE)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        On December 29, 2003, SL Green Realty Corp. purchased a 45% ownership interest in 1221 Avenue of the Americas for $450 million, or $394 per square foot, from The McGraw-Hill Companies. Rockefeller Group International, Inc. will retain its 55% ownership interest in 1221 Avenue of the Americas and it will continue to manage the property.

        1221 Avenue of the Americas, known as The McGraw-Hill Companies building, is an approximately 2.55 million square foot, 50 story class "A" office building located in Rockefeller Center. The property is 100% leased to tenants including The McGraw-Hill Companies, Rockefeller Group International, Inc., Morgan Stanley, Société Générale and J.P. Morgan Chase & Co. The McGraw-Hill Companies has owned its interest and maintained a significant presence in the building since its construction in 1972. The going-in unlevered cash NOI yield on investment is 8.0% based on fully escalated in-place rents averaging $51.62 per square foot.

        The purchase price of $450 million, which was determined through an arm's length negotiation between the Company and the seller was a negotiated price, was reduced by an amount equal to 45% of underlying property ownership indebtedness in the amount of $175 million, provided by Wachovia Capital Markets, LLC and was paid in cash. The Company funded the cash component, in part, with proceeds from its offering of approximately $157.5 million Series C Redeemable Preferred Stock that closed in December 2003. The balance of the proceeds were funded with the Company's unsecured line of credit and a $100 million term loan provided by Wells Fargo Bank, N.A.

        The Company has included audited financial statements for Rock-McGraw, Inc. prepared pursuant to Rule 3-14 of the Regulation S-X of the Securities and Exchange Commission. Due to the non-related party nature of this transaction, only audited statements for the year ended December 31, 2002 are required. The Company is not aware of any material factors relating to this property that would cause the reported financial information not to be necessarily indicative of future operating results.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) FINANCIAL STATEMENTS OF PROPERTY ACQUIRED AND PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2003	F2
Pro Forma Condensed Consolidated Income Statement (Unaudited) for the nine months ended September 30, 2003	F3
Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 2002	F4
Notes to Pro Forma Financial Information	F5
CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Auditors	F8
Revenues and Certain Expenses of Rock-McGraw, Inc. for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002	F9
Notes to Financial Statements	F10
(c)
EXHIBITS

10.1
Share purchase agreement dated as of December 24, 2003 by and between The McGraw-Hill Companies, Inc. as seller and Green Hill Acquisition LLC as purchaser incorporated.

23.1.
Consent of Ernst and Young LLP.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
By:	/s/ THOMAS E. WIRTH Thomas E. Wirth Chief Financial Officer

Date: January 8, 2004

3

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

        On December 29, 2003, the Company purchased a 45% interest in the property located at 1221 Avenue of the Americas, New York, NY ("Rock-McGraw, Inc.") from the McGraw-Hill Companies, Inc. for approximately $450.0 million.

        The unaudited pro forma condensed consolidated balance sheet of SL Green Realty Corp. (the "Company") as of September 30, 2003 has been prepared as if the Company's acquisition of the property located at 1221 Avenue of the Americas had been consummated on September 30, 2003. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2002 and the nine months ended September 30, 2003 are presented as if the Company's acquisition of the property located at 1221 Avenue of the Americas occurred on January 1, 2002 and the effect was carried forward through the year and the nine month period.

        The pro forma condensed consolidated financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the this acquisition had occurred on January 1, 2002 and for the period indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company's 2002 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

F1

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL (A)	PRO FORMA ADJUSTMENTS (B)	SL GREEN REALTY CORP. PROFORMA
ASSETS:
Commercial real estate properties at cost:
Land and land interests	$167,816	$—	$167,816
Buildings and improvements	841,716	—	841,716
Building leasehold	251,866	—	251,866
Property under capital lease	12,208	—	12,208

	1,273,606		1,273,606
Less accumulated depreciation	(147,083)	—	(147,083)

	1,126,523		1,126,523
Cash and cash equivalents	14,171	—	14,171
Restricted cash	110,639	—	110,639
Tenant and other receivables, net of allowance of $7,599	14,022	—	14,022
Related party receivables	7,068	—	7,068
Deferred rents receivable, net of allowance for tenant credit loss of $7,029	61,361	—	61,361
Structured finance investments	167,954	—	167,954
Investments in unconsolidated joint ventures	205,821	371,250	577,071
Deferred costs, net	36,969	—	36,969
Other assets	20,619	—	20,619

Total Assets	$1,765,147	$371,250	$2,136,397

LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgage notes payable	$532,426	$—	$532,426
Revolving credit facilities	95,000	113,750	208,750
Unsecured term loan	165,000	100,000	265,000
Derivative instruments at fair value	5,390	—	5,390
Accrued interest payable	2,553	—	2,553
Accounts payable and accrued expenses	46,935	—	46,935
Deferred revenue/ gain	9,267	—	9,267
Capitalized lease obligations	16,090	—	16,090
Deferred land lease payable	15,106	—	15,106
Dividend and distributions payable	17,914	—	17,914
Security deposits	21,110	—	21,110

Total liabilities	926,791	213,750	1,140,541
Commitments and Contingencies Minority interest in Operating Partnership	53,947	—	53,947
Minority interest in partially owned entities	525	—	525
STOCKHOLDERS' EQUITY
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 per value; 6,300 shares issued and outstanding on a pro-forma basis	—	157,500	157,500
Common stock, $0.01 par value, 100,000 shares authorized, 35,876 issued and outstanding at September 30, 2003	358	—	358
Additional paid—in capital	722,565	—	722,565
Deferred compensation plans	(9,062)	—	(9,062)
Accumulated other comprehensive loss	(5,382)	—	(5,382)
Retained earnings	75,405	—	75,405

Total stockholders' equity	783,884	157,500	941,384

Total liabilities and stockholders' equity	$1,765,147	$371,250	$2,136,397

        The accompanying notes are an integral part of these pro forma financial statements.

F2

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL (A)	PRO FORMA ADJUSTMENTS		SL GREEN REALTY CORP. PRO FORMA
REVENUES:
Rental revenue	$170,733	$—		$170,733
Escalation and reimbursement revenues	31,586	—		31,586
Signage rent	831	—		831
Investment income	9,280	—		9,280
Preferred equity income	2,945	—		2,945
Other income	6,976	—		6,976

Total revenues	222,351	—		222,351

EXPENSES:
Operating expenses including $5,416 to affiliates	59,532	—		59,532
Real estate taxes	32,397	—		32,397
Ground rent	9,796	—		9,796
Interest	32,809	4,379	(B)	37,188
Depreciation and amortization	34,844	—		34,844
Marketing, general and administrative	8,984	—		8,984

Total expenses	178,362	4,379		182,741

Income (loss) from continuing operations before equity in net loss from affiliates, equity in net income of unconsolidated joint ventures, minority interest and discontinued operations	43,989	(4,379)		39,610
Equity in net loss from affiliates	(196)	—		(196)
Equity in net income of unconsolidated joint ventures	10,863	23,265	(C)	34,128

Income before minority interest	54,656	18,886		73,542
Minority interest in partially owned entities	64	—		64
Minority interest in operating partnership	(3,201)	(1,390)	(D)	(4,591)

Income from continuing operations	51,519	17,496		69,015
Income from discontinued operations, net of minority interest	3,173	—		3,173
Gain on sale of discontinued operations, net of minority interest	21,269	—		21,269

Net income	75,961	17,496		93,457
Preferred stock dividends	(6,693)	—		(6,693)
Preferred stock accretion	(394)	—		(394)

Net income available to common shareholders	$68,874	$17,496		$86,370

BASIC EARNINGS PER SHARE:(E)
Net income before income from discontinued operations	$1.43			$1.99
Income from discontinued operations	0.10			0.10
Gain on sale of discontinued operations	0.69			0.69

Net income	$2.22			$2.78

DILUTED EARNINGS PER SHARE:(E)
Net income before income from discontinued operations	$1.41			$1.90
Income from discontinued operations	0.09			0.09
Gain on sale of discontinued operations	0.59			0.59

Net income	$2.09			$2.58

Dividends per common share	$1.395			$1.395

Basic weighted average common shares outstanding	31,021			31,021

Diluted weighted average common shares and common share equivalents outstanding	38,748			38,748

The accompanying notes are an integral part of these pro forma financial statements.

F3

SL GREEN REALTY CORP.
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2002
(UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL (A)	PRO FORMA ADJUSTMENTS		SL GREEN REALTY CORP. PRO FORMA
REVENUES:
Rental revenue	$179,520	$—		$179,520
Escalation and reimbursement revenues	27,203	—		27,203
Signage rent	1,488	—		1,488
Investment income	15,396	—		15,396
Preferred equity income	7,780	—		7,780
Other income	5,570	—		5,570

Total revenues	236,957	—		236,957

EXPENSES:
Operating expenses including $6,745 to affiliates	56,172	—		56,172
Real estate taxes	28,287	—		28,287
Ground rent	12,637	—		12,637
Interest	35,421	6,960	(B)	42,381
Depreciation and amortization	37,600	—		37,600
Marketing, general and administrative	13,282	—		13,282

Total expenses	183,399	6,960		190,359

Income (loss) from continuing operations before equity in net income from affiliates, equity in net income of unconsolidated joint ventures, minority interest, and discontinued operations	53,558	(6,960)		46,598
Equity in net income from affiliates	292	—		292
Equity in net income of unconsolidated joint ventures	18,383	23,435	(C)	41,818

Income before minority interest	72,233	16,475		88,708

Minority interest in partially owned entities	—	—		—
Minority interest	(4,286)	(1,092	)(D)	(5,378)

Income from continuing operations	67,947	15,383		83,330
Income from discontinued operations, net of minority interest	6,384	—		6,384

Net income	74,331	15,383		89,714
Preferred stock dividends	(9,200)	—		(9,200)
Preferred stock accretion	(490)	—		(490)

Net income available to common shareholders	$64,641	$15,383		$80,024

BASIC EARNINGS PER SHARE:(E)
Net income before, income from discontinued operations	$1.93			$2.44
Income from discontinued operations	0.21			0.21

Net income	$2.14			$2.65

DILUTED EARNINGS PER SHARE:(E)
Net income before, income from discontinued operations	$1.92			$2.36
Income from discontinued operations	0.17			0.17

Net income	$2.09			$2.53

Dividends per common share	$1.7925			$1.7925

Basic weighted average common shares outstanding	30,236			30,236

Diluted weighted average common shares and common share equivalents outstanding	37,786			37,786

The accompanying notes are an integral part of these pro forma financial statements.

F4

SL GREEN REALTY CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
(UNAUDITED AND IN THOUSANDS)

(A)
To reflect the unaudited condensed consolidated balance sheet of SL Green Realty Corp. at September 30, 2003 as reported on the Company's Quarterly Report on Form 10-Q.

(B)
To reflect the purchase price allocation of the Company's acquisition of a 45% interest in the property located at 1221 Avenue of the Americas as of September 30, 2003 for $450,000. There was no independent valuation performed on this property. The Company intends to account for the acquisition in accordance with SFAS 141. We are currently in the process of analyzing the fair value of our in-place leases; and, consequently, no value has yet been assigned to the leases. Therefore, the purchase price allocation is preliminary and subject to change. The purchase was financed through the assumption of our share of property level debt of $78,750 (45% of $175,000), the issuance of approximately $157,500 of preferred stock, a $100,000 term loan and the balance ($113,750) was funded through the Company's unsecured and secured credit facilities.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED AND IN THOUSANDS)

(A)
To reflect the consolidated statement of income of SL Green Realty Corp. for the nine-month period ended September 30, 2003 as reported on the Company's Quarterly Report on Form 10-Q/A.

(B)
To record interest expense for borrowings under the term loan ($100,000 at the weighted average interest rate of 2.73% and the unsecured and secured credit facilities ($113,750 at the weighted average interest rate of 2.73%).

F5

(C)
To adjust for SL Green's 45% equity interest in the net income of the joint venture:

	Rock-McGraw, Inc. ACQUISITION HISTORICAL (a)	Rock-McGraw, Inc. PRO FORMA ADJUSTMENTS	SL Green PRO FORMA ADJUSTMENTS		1221 A of A PRO FORMA
REVENUES:
Rental revenue	$85,890	$—	$935	(b)	$86,825
Escalation and reimbursement revenues	13,493	—	—		13,493
Other income	151	—	—		151

Total revenues	99,534	—	935		100,469

EXPENSES:
Operating expenses	21,978	—	—		21,978
Real estate taxes	17,049	—	—		17,049
Interest	—	2,993	—	(c)	2,993
Depreciation	—	—	6,750	(d)	6,750

Total expenses	39,027	2,993	6,750		48,770

Net income	$60,507	$(2,993)	$(5,815)		$51,699

SL Green's 45% of joint venture pro forma net income				(e)	$23,265

  (a)
  This represent the historical financial statements of Rock-McGraw, Inc. for the nine months ended September 30, 2003.

  (b)
  Rental income from Rock-McGraw, Inc. was increased to reflect pro forma straight-line amounts as of January 1, 2002 ($2,068) and the historic straight-line amount ($1,133) was deducted.

  (c)
  To reflect interest expense on $175,000 of new property level mortgage debt ($2,993) at a weighted average annual rate of 2.28%.

  (d)
  To reflect straight-line depreciation for Rock-McGraw, Inc. based on an estimated useful life of 40 years.

  (e)
  To reflect the Company's 45% equity interest in the pro forma net income of Rock-McGraw, Inc.

(D)
To reflect the minority shareholders interest of 6.90% in the operating partnership.

(E)
Basic income per common share is calculated based on 31,021 weighted average common shares outstanding and diluted income per common share is calculated based on 38,748 weighted average common shares and common share equivalents outstanding. The preferred shares outstanding were dilutive during this period.

F6

YEAR ENDED DECEMBER 31, 2002
NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(UNAUDITED AND IN THOUSANDS)

(A)
To reflect the consolidated statement of income of SL Green Realty Corp. for the year ended December 31, 2002 as reported on the Company's Annual Report on Form 10-K/A.

(B)
To record interest expense for borrowings under the term loan ($100,000 at the weighted average interest rate of 3.26%) and the unsecured and secured credit facilities ($113,750 at the weighted average interest rate of 3.26%).

(C)
To adjust for SL Green's 45% equity interest in the net income of the joint venture:

	Rock-McGraw, Inc. ACQUISITION HISTORICAL (a)	Rock-McGraw, Inc. PRO FORMA ADJUSTMENTS	SL Green PRO FORMA ADJUSTMENTS		1221 A of A PRO FORMA
REVENUES:
Rental revenue	$90,508	$—	$141	(b)	$90,649
Escalation and reimbursement revenues	19,195	—			19,195
Other income	199	—			199

Total revenues	109,902	—	141		110,043

EXPENSES:
Operating expenses	26,157	—			26,157
Real estate taxes	17,887	—			17,887
Interest	—	4,921		(c)	4,921
Depreciation		—	9,000	(d)	9,000

Total expenses	44,044	4,921	9,000		57,965

Net income	$65,858	$(4,921)	$(8,859)		$52,078

SL Green's 45% of joint venture pro forma net income				(e)	$23,435

  (a)
  This represents the historical financial statements of Rock-McGraw, Inc. for the year ended December 31, 2002.

  (b)
  Rental income from Rock-McGraw, Inc. was increased to reflect pro forma straight-line amounts as of January 1, 2002 ($2,997) and the historic straight-line amount ($2,856) was deducted.

  (c)
  To reflect interest expense on $175,000 of new property level mortgage debt ($4,921) at a weighted average annual rate of 2.81%.

  (d)
  To reflect straight-line depreciation for Rock-McGraw, Inc. based on an estimated useful life of 40 years.

  (e)
  To reflect the Company's 45% equity interest in the pro forma net income of Rock-McGraw, Inc.

(D)
To reflect the minority shareholders interest of 8.0% in the operating partnership.

(E)
Basic income per common share is calculated based on 30,236 weighted average common shares outstanding and diluted income per common share is calculated based on 37,786 weighted average common shares and common share equivalents outstanding. The preferred shares outstanding were dilutive during this period.

F7

Report of Independent Auditors

Board of Directors and Stockholders
SL Green Realty Corp.

        We have audited the statement of revenues and certain expenses of Rock-McGraw, Inc. (the "Company") for the year ended December 31, 2002. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses of Rock-McGraw Inc. was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of SL Green Realty Corp. and is not intended to be a complete presentation of the Company's revenues and expenses.

        In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Company as described in Note 1 for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
February 4, 2003,
except for Note 1, as to which the date is
December 29, 2003

F8

Rock-McGraw, Inc.

Statements of Revenues and Certain Expenses
(In Thousands)

	Nine Months ended September 30, 2003 (Unaudited)	Year ended December 31, 2002
Revenues:
Base rents	$85,890	$90,508
Tenant reimbursements	7,864	10,404
Sales of services	5,629	8,791
Other income	151	199

Total rental revenue	99,534	109,902

Certain expenses:
Real Estate taxes	17,049	17,887
Property operating expenses	18,510	20,970
Cost of service sales	3,468	5,187

Total certain expenses	39,027	44,044

Revenues in excess of certain expenses	$60,507	$65,858

See accompanying notes.

F9

Rock-McGraw, Inc.

Notes to Statement of Revenues and Certain Expenses

December 31, 2002

1.     Basis of Presentation

        Rock-McGraw, Inc. (the Company) is 55% owned by Rockefeller Group International, Inc. (RGII) and 45% owned by The McGraw-Hill Companies, Inc. The Company owns and operates the McGraw-Hill building located at 1221 Avenue of the Americas, New York, New York (the "Property"). Presented herein are the statements of revenues and certain expenses related to the operation of the Property. On December 29, 2003, SL Green Realty Corp., acquired the 45% interest previously held by the McGraw-Hill Companies Inc.

        The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the aforementioned property. Items excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

2.     Use of Estimates

        The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3.     Revenue Recognition

        The property is being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $2,517,000 (unaudited) for the nine months ended September 30, 2003 and $8,986,000, for the year ended December 31, 2002.

4.     Related Party Transactions

        Rental revenue included $20,403,000 from the McGraw-Hill Companies, Inc. for the year ended December 31, 2002. Rental revenue also included $2,239,000 from RGII and a related subsidiary for the year ended December 31, 2002. The Company receives a number of management and operating services from RGII and its affiliates. Amounts included in operating expenses for these services were $6,346,000 for the year ended December 31, 2002.

        Rental revenue included $15,270,000 from the McGraw-Hill Companies, Inc. for the nine months ended September 30, 2003 (unaudited). Rental revenue also included $2,370,000 from RGII and a related subsidiary for the nine months ended September 30, 2003 (unaudited). The Company receives a number of management and operating services from RGII and its affiliates. Amounts included in operating expenses for these services were $5,255,000 for the nine months ended September 30, 2003.

F10

5.     Property Operating Expenses

        Property operating expenses for the year ended December 31, 2002 include $920,000 for insurance, $6,241,000 for utilities, $3,327,000 for cleaning costs, $2,385,000 in repair and maintenance costs and $3,705,000 in payroll costs.

        Property operating expenses for the nine months ended September 30, 2003 (unaudited) include $1,682,000 for insurance, $5,265,000 for utilities, $2,835,000 for cleaning costs, $1,547,000 for repairs and maintenance costs and $3,177,000 for payroll costs.

6.     Significant Tenants

        Three tenants constitute approximately 59% of rental revenue in both 2002 and for the nine months ended September 30, 2003.

7.     Tenant Leasing Arrangements

        The Company leases office, retail, and storage space to tenants in the Mc-Graw-Hill Building through non-cancelable operating leases expiring through 2020. The leases require fixed minimum monthly payments over their terms and also adjustments to rent for the tenants' proportionate share of changes in certain costs and expenses of the building. Certain leases also provide for additional rent, which is based upon a percentage of the sales of the lessee.

        The following is a schedule of minimum future rentals on non-cancelable operating leases as of December 31, 2002:

	Total	The McGraw-Hill Companies, Inc.	RGII and Related Subsidiaries
2003	$112,223,000	$19,407,000	$3,000,000
2004	111,369,000	18,869,000	3,000,000
2005	111,167,000	18,600,000	3,000,000
2006	111,397,000	18,600,000	3,000,000
2007	107,024,000	18,600,000	3,000,000
Later years	732,882,000	227,849,000	11,850,000

Total minimum future rentals	$1,286,062,000	$321,925,000	$26,850,000

        As a result of lease incentives, the actual lease payments may vary significantly from the amounts presented above. Future rentals from two unrelated parties amount to approximately 34% of total minimum future rentals listed above. Rental revenues from these tenants amounted to approximately 42% of total rental revenue for 2002.

        RGII's lease expires as of December 31, 2011. McGraw-Hill's lease expires as of March 31, 2020.

8.     Interim Unaudited Financial Information

        The financial statement for the nine months ended September 30, 2003 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F11

QuickLinks

SIGNATURES
SL GREEN REALTY CORP. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SL GREEN REALTY CORP. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003 (UNAUDITED) (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
SL GREEN REALTY CORP. PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 (UNAUDITED) (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
SL GREEN REALTY CORP. PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2002 (UNAUDITED) (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
SL GREEN REALTY CORP. NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2003 (UNAUDITED AND IN THOUSANDS)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED AND IN THOUSANDS)
YEAR ENDED DECEMBER 31, 2002 NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED AND IN THOUSANDS)
Report of Independent Auditors
Rock-McGraw, Inc. Statements of Revenues and Certain Expenses (In Thousands)
Rock-McGraw, Inc. Notes to Statement of Revenues and Certain Expenses